2023 Annual Shareholder Meeting March 7, 2024 Exhibit 99.1

Forward Looking Statements & Safe Harbor Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including compliance costs and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity, and the Risk Factors disclosed in our annual and quarterly reports. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

FISCAL 2023 FINANCIAL HIGHLIGHTS Full year earnings of $18.6 million, or $1.91 per diluted share. Total assets of $2.3 billion at September 30, 2023. Net loan growth of $245 million or 17% in fiscal 2023. Asset quality metrics improved modestly and remained solid. Capital ratios are strong and well above regulatory minimums for a well capitalized financial institution. Net Interest margin was 3.24% despite increasing liability costs. We increased on balance sheet liquidity, and had available unused borrowing capacity of 23.6% of total assets at September 30, 2023. Uninsured deposits were 32% of total deposits at September 30, 2023 including $250 million of fully collateralized municipal deposits. Deposit growth from $1.38 billion to $1.66 billion, or 20% in Fiscal 2023.

CONSOLIDATED FINANCIAL HIGHLIGHTS

Strong Capital Levels Years Ended September 30

TANGIBLE BOOK VALUE & FISCAL YEAR-END STOCK PRICE Years Ended September 30

MARKET CAPITALIZATION ($ in 000’s) Years Ended September 30

ESSA LOAN COMPOSITION ($ in 000’s) Years ended September 30

STRONG & STABLE ASSET QUALITY

ESSA DEPOSIT COMPOSITION ($ in 000’s) Years ended September 30

MANAGEMENT FOCUSED ON STABLE OPERATIONS

Corporate Citizenship & Community Commitment ESSA employees donated more than 3,000 hours of community service and the Bank made contributions to over 175 community organizations. The Bank continued its participation in the CARE, STAR and STRIVE Reentry programs. Created community first loan program mortgage product and loan subsidy fund to aid home buyers in minority communities. In 2023, The ESSA Bank & Trust Foundation awarded $3.7 million in grants to community organizations throughout our markets. Continued with our $25,000 investment in the Allentown Jordan Heights Neighborhood Development Investment Fund (JH Fund) through the Housing Association & Development Corporation (HADC). Funded mental health program for low-income residents in Lehigh Valley through CALV. Participated in Adopt-an-Apartment program through Ripple Community Inc. in which donations are used to supplement the rent for very low-income families in the Allentown area. ESSA’s donations covered 6 months of rental assistance to help Ripple Community break the cycle of homelessness.

2023 BRAND & PROMOTIONAL MESSAGING

2024 STRATEGIC OBJECTIVES Accelerate core deposit growth through our Core24 initiative. Build upon our digital strategy with Fiserv to improve customer adoption and supplement our branch footprint. Promote brand strategy. Focus on continued compliance excellence and regulatory relations. Maintain strong enterprise-wide risk management practices utilizing our risk appetite process. Continue to be a source of strength and service to the communities in which we operate.

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